Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 25, 2019, with respect to the consolidated financial statements of NRC Group Holdings Corp. included in NRC Group Holdings Corp.’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this Registration Statement on Form S-8.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

New York, New York

January 7, 2020